Exhibit 99.1

                Ultratech Announces Second Quarter 2005 Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--July 21, 2005--Ultratech, Inc. (Nasdaq:UTEK) today announced unaudited results for the three-month period ended July 2, 2005.
    For the second quarter of fiscal 2005, Ultratech reported net sales of $28.8 million compared to $22.5 million during the second quarter of 2004. Ultratech's net loss for the second quarter of 2005 was $2.0 million or $0.08 per share (diluted) compared to a net loss of $2.3 million or $0.10 per share (diluted) for the same quarter last year.
    Arthur W. Zafiropoulo, Chairman and Chief Executive Officer stated, "Ultratech continued to gain traction in the deployment of the laser spike anneal (LSA) tools as evidenced by additional orders received during the quarter, which we believe is the critical benchmark in validating the company's laser processing technology. Currently, we have received orders from eight out of the top ten largest logic manufacturers from all major geographic regions including the US, Europe, Asia and Japan, for insertion at the 65nm technology node."
    "During the quarter, the Company's backlog approached historically high levels with bookings across all product lines," continued Zafiropoulo. "Ultratech continues to remain focused on prudent financial and operational management, while also providing our customers with market leading solutions that offer significant technological advantages and cost effectiveness in our served markets."
    At July 2, 2005, Ultratech had $146 million in cash, cash equivalents and short-term investments and a current ratio of 6.7:1. Working capital was $169 million and stockholders' equity was $7.99 per share based on 24,006,783 shares outstanding on July 2, 2005.

    Conference Call Information

    The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, July 21, 2005. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's web site at www.ultratech.com.
    If you are unable to attend the live conference call, a replay will be available on Ultratech's web site. If you do not have Internet access a replay of the call will be available by dialing 1-888-286-8010, or 1-617-801-6888 for international participants, and entering access code 54902696.

    Profile

    Ultratech, Inc. (Nasdaq:UTEK) designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices, and has expanded its technology scope in pioneering laser processing technology for IC manufacturing. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography. Its products are designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. The company's home page on the World Wide Web is located at www.ultratech.com.

    Certain of the statements contained herein, which are not a historical fact and which can generally be identified by words such as "anticipates," "expects," "intends," "will," "could," "believes," "estimates," "continue," and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; cyclicality in the semiconductor and nanotechnology industries; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; expiration of licensing arrangements, and the resulting adverse impact on our licensing revenues; changes to financial accounting standards; changes in prices by us, our competitors or suppliers; customer concentration; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited source of supply; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon us achieving and maintaining profitability and the market price of our stock; mix of products sold; rapid technological change and the importance of timely product introductions; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2004 and on Form 10Q for the quarter ended April 2, 2005. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this report.


                            ULTRATECH, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                     Jul. 2,       Dec. 31,
(In thousands )                       2005           2004
------------------------------------------------------------
ASSETS                             (Unaudited)

Current assets:
---------------
  Cash, cash equivalents,
   and short-term
   investments                       $146,255      $151,627
  Accounts receivable                  19,576        19,907
  Inventories                          29,448        27,842
  Taxes receivable                        704           509
  Prepaid expenses and other
   current assets                       3,236         1,654
------------------------------------------------------------
Total current assets                  199,219       201,539

Equipment and leasehold
 improvements, net                     22,339        21,992

Intangible assets, net                     --            95

Demonstration inventories, net          2,913         4,223

Other assets                            2,972         2,697
------------------------------------------------------------

Total assets                         $227,443      $230,546
============================================================

------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
--------------------
  Notes payable                        $6,597        $7,900
  Accounts payable                     10,583        13,587
  Deferred product and
   service income                       3,435         1,244
  Deferred license income                  --         1,041
  Other current liabilities             9,281         8,146
------------------------------------------------------------
Total current liabilities              29,896        31,918

Other liabilities                       5,826         5,338

Stockholders' equity                  191,721       193,290
------------------------------------------------------------

Total liabilities and
 stockholders' equity                $227,443      $230,546
============================================================


                           ULTRATECH, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)

------------------------------------------------------------------
                             Three Months Ended  Six Months Ended
                             ------------------ ------------------
(In thousands, except per     Jul. 2   Jul. 3    Jul. 2    Jul. 3
 share amounts)                2005     2004      2005      2004
----------------------------------------------  ------------------
Total net sales(a)           $28,826  $22,497   $56,788   $49,108

Cost of sales:
----------------------------
   Cost of products sold      14,752   10,151    28,144    21,844
   Cost of services            2,385    2,173     4,677     4,031
----------------------------------------------  ------------------
Total cost of sales           17,137   12,324    32,821    25,875
----------------------------------------------  ------------------

Gross profit                  11,689   10,173    23,967    23,233

Operating expenses:
-------------------
   Research, development,
    and engineering            6,833    6,248    14,336    12,458
   Amortization of
    intangible assets             --       95        95       190
   Selling, general, and
    administrative             8,196    7,160    15,731    14,247
----------------------------------------------  ------------------
Operating loss                (3,340)  (3,330)   (6,195)   (3,662)

Interest expense                 (99)     (20)     (190)      (55)

Interest and other income,
 net                           1,149      857     2,063     1,816
----------------------------------------------  ------------------
Loss before tax               (2,290)  (2,493)   (4,322)   (1,901)

Income taxes (benefit)          (296)    (227)     (432)     (162)
----------------------------------------------  ------------------

Net loss                     ($1,994) ($2,266)  ($3,890)  ($1,739)
==================================================================

Earnings per share - basic:
----------------------------
   Net loss                   ($0.08)  ($0.10)   ($0.16)   ($0.07)

   Number of shares used in
    per share calculations
    - basic                   23,944   23,705    23,912    23,675

Earnings per share -
 diluted:
----------------------------
   Net loss                   ($0.08)  ($0.10)   ($0.16)   ($0.07)

   Number of shares used in
     per share calculations
      - diluted               23,944   23,705    23,912    23,675
==================================================================

(a)Systems Sales             $21,243  $15,977   $41,537   $36,419
   Parts Sales                 4,455    2,713     7,897     5,061
   Service Sales               2,839    2,879     5,937     5,772
   License Sales                 289      928     1,417     1,856
------------------------------------------------------------------
    Total Sales              $28,826  $22,497   $56,788   $49,108
==================================================================



    CONTACT: Ultratech, San Jose
             Bruce Wright or Laura Rebouche', 408-321-8835